Exhibit 99.1

Schnitzer Reports Second Quarter Fiscal 2012 Financial Results

Sequential Improvements in Revenues and Operating Income of 9% and 20%

Announces Significant Dividend Increase

PORTLAND, Ore.--(BUSINESS WIRE)--April 5, 2012--Schnitzer Steel Industries, Inc. (Nasdaq:SCHN) today reported diluted earnings per share from continuing operations of $0.35 for its fiscal 2012 second quarter ended February 29, 2012. This compares with diluted earnings per share from continuing operations of $0.25 in the first quarter of fiscal 2012. The Company generated $128 million in operating cash flow during the second quarter and reduced total debt to total capital to 27%, down from 31% at the end of the first quarter of fiscal 2012.

On April 3, 2012 Schnitzer's Board of Directors declared a dividend of $0.1875 per common share, which represents an increase in the annual cash dividend to $0.75 per share from the prior annual dividend of $0.07 and reflects Schnitzer's ability to consistently generate strong cash flows which can support both strategic investments for profitable growth and provide enhanced distributions to shareholders. The quarterly dividend at the new rate will be payable on May 31, 2012, to shareholders of record on the close of business on May 17, 2012. This marks the 72nd consecutive quarter that the Company has paid a dividend since it became a public company in 1993.

Summary Results from Continuing Operations
($ in millions, except per share amounts)
	Quarter
	2Q12	1Q12	% Change	2Q11
Revenues	$887	$812	9%	$722
Operating Income	18	15	20%	46
Income from continuing operations attributable to SSI*	10	7	37%	31
Net income per share from continuing operations attributable to SSI**	$0.35	$0.25	37%	$1.10

* Excludes income attributable to noncontrolling interests
** Excludes results from discontinued operations

“Export demand for recycled metals improved from the first quarter, driving higher sales volumes for ferrous and nonferrous recycled products. Consolidated performance improved sequentially, although results were impacted by continued tight supply of raw material and significantly lower selling prices in December that carried over from the first quarter. Prices rose on early January shipments but softened during the latter part of the quarter as concerns over the global economy continued and the mild winter weather eased customer concerns regarding availability of materials for sale,” said Tamara Lundgren, President and Chief Executive Officer. “Our Auto Parts Business experienced strong year-over-year growth in revenues due mainly to increased parts sales and admissions, with overall results impacted by softer commodity prices and higher purchase costs for vehicles. Our Steel Manufacturing Business delivered slightly below break-even results, similar to last year, notwithstanding lower utilization due to planned maintenance.”

“Through our ongoing integration and continuous improvement initiatives, the Company has been executing on reductions to SG&A costs by extracting synergies across the organization," said Lundgren. “Our capital deployment strategy will continue to prioritize strategic growth initiatives which enable us to enhance our market position and operational performance, maintain a healthy capital structure, and deliver tangible shareholder returns through dividends and share repurchases."

Key business drivers during the second quarter of fiscal 2012 as compared to the first quarter of fiscal 2012:

  Metals Recycling Business (MRB) ferrous volumes increased 10% and nonferrous volumes increased 23% from the first quarter. Operating income increased 52% due to higher sales volumes and lower selling prices, general and administrative costs (SG&A).
  Auto Parts Business (APB) revenues decreased 7% on softer commodity prices which reduced selling prices for scrap. Operating income decreased 17% primarily due to tighter supply markets which compressed margins.
  Steel Manufacturing Business (SMB) generated a second quarter operating loss of $1 million due to slightly lower utilization levels and planned maintenance costs.

Metals Recycling Business

Summary of Metals Recycling Business Results
($ in millions, except selling prices; Fe volumes 000s long tons; NFe volumes M LB)

	Quarter
	2Q12	1Q12	% Change	2Q11
Total Revenues	$782	$728	7%	$637

Ferrous Revenues	$613	$578	6%	$502
Ferrous Volumes	1,353	1,232	10%	1,100
Avg. Net Ferrous Sales Prices ($/LT)(1)	$421	$432	(3)%	$419

Nonferrous Revenues	$159	$142	12%	$130
Nonferrous Volumes	169	137	23%	121
Avg. Net Nonferrous Sales Prices ($/LB)(1)	$0.91	$1.00	(9)%	$1.04

Operating Income	$20	$13	52%	$42

(1) Sales prices are shown net of freight

Sales Volumes: Ferrous sales volumes were 1.4 million tons, an increase of 10% compared with the first quarter. Nonferrous sales volumes were 169 million pounds, an increase of 23% compared to the first quarter, primarily due to benefits from higher production and timing of shipments.

Export customers accounted for 78% of total ferrous sales volumes. Our ferrous and nonferrous products were shipped to 17 countries in the second quarter. The top ferrous export destinations were Turkey, South Korea and China. The top nonferrous markets were China and the United States.

Pricing: Average ferrous and nonferrous prices decreased 3% and 9%, respectively, compared to prices in the first quarter of fiscal 2012. Despite improved export demand during the quarter, the market disruption experienced in the first quarter, caused mainly by an escalation in the European financial crisis, resulted in a sharp decline in sales prices that impacted shipments during the beginning of the second quarter. In addition, mild winter conditions during the quarter generated softness in selling prices toward the end of the quarter.

Margins: Operating income per ferrous ton was $15 in the second quarter of fiscal 2012, an increase of 39% compared to $11 per ton in the first quarter fiscal 2012. While performance improved during the quarter, operating margins remained compressed due to weak market conditions and tight availability of supply.

Auto Parts Business

Our Auto Parts Business delivered steady volumes and lower revenues in the second quarter of fiscal 2012 as compared to the prior quarter. Weak market conditions led to a further decline in commodities pricing which, together with the tight supply conditions, resulted in operating margins of 11%.

Summary of Auto Parts Business Results
($ in millions, except locations)

	Quarter
	2Q12	1Q12	% Change	2Q11
Revenues	$78	$84	(7)%	$73
Operating Income*	9	10	(17)%	16

Car Purchase Volumes (000)	84	85	(1)%	81

Locations (end of quarter)	51	50	2%	50

* Excludes results from discontinued operations

Revenues: Revenues decreased 7% from the prior quarter due to lower production volumes and lower commodity prices on revenues from scrap and core sales. Parts sales and admissions declined sequentially due to normal seasonal factors, but increased year over year due to successful organic marketing initiatives.

Margins: Operating margins of 11% were compressed primarily by tighter supply markets for end-of-life vehicles, seasonally lower parts sales and higher SG&A legal expense.

Steel Manufacturing Business

In the second quarter, our Steel Manufacturing Business results continued to reflect tepid demand from the construction industry on the West Coast.

Summary of Steel Manufacturing Business Results
($ in millions, except selling prices; volume in thousands of tons)

	Quarter
	2Q12	1Q12	% Change	2Q11
Revenues	$85	$80	6%	$70
Operating Income (Loss)	$(1)	$1	NM	$(1)
Avg. Net Sales Prices ($/NT)	$725	$722	—%	$687
Finished Goods Sales Volumes	112	107	5%	99

NM = Not Meaningful

Sales Volumes: Finished steel sales volumes of 112 thousand tons increased 5% from the prior quarter.

Pricing: Average net sales prices for finished steel products remained consistent with the prior quarter.

Margins: Slightly lower utilization and higher planned maintenance costs resulted in an operating loss of $1 million.

Market Conditions

In order to provide our investors with increased visibility into quarterly results, going forward the Company intends to provide its outlook on expected pricing, volumes and margins during the second half of the third month in the quarter. For the third quarter of fiscal 2012, we intend to issue a market outlook during the second half of May 2012.

Corporate Items

The Company's effective tax rate for the second quarter was 31.5%, the same as the first quarter. The effective tax rate for the fiscal year is expected to be approximately 34%.

Total debt decreased from the first quarter by $82 million to $414 million, reflecting reduced inventories primarily due to increased shipments.

Analysts' Conference Call: Second Quarter of Fiscal 2012

A conference call and slide presentation to discuss results will be held today, April 5, 2012, at 11:30 a.m. EST hosted by Tamara Lundgren, President and Chief Executive Officer, and Richard Peach, Chief Financial Officer. The call and the slides will be webcast and accessible on the Company's website at www.schnitzersteel.com.

Summary financial data provided in the following pages. The slides and related materials will be available prior to the call on the website.

SCHNITZER STEEL INDUSTRIES, INC.
FINANCIAL HIGHLIGHTS
(in thousands)
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	February 29, 2012 (1)	November 30, 2011 (1)	February 28, 2011 (1)	February 29, 2012 (1)	February 28, 2011 (1)

REVENUES:

Metals Recycling Business:
Ferrous sales	$612,603	$578,024	$502,289	$1,190,627	$983,157
Nonferrous sales	158,997	142,290	130,441	301,287	238,713
Other sales	10,333	8,124	4,298	18,457	6,866
TOTAL MRB SALES	781,933	728,438	637,028	1,510,371	1,228,736

Auto Parts Business	78,232	84,054	72,533	162,285	139,214
Steel Manufacturing Business	84,523	79,902	70,068	164,424	133,703
Intercompany sales eliminations	(58,076)	(80,218)	(57,787)	(138,293)	(104,707)
TOTAL	$886,612	$812,176	$721,842	$1,698,787	$1,396,946

OPERATING INCOME:

Metals Recycling Business	$19,952	$13,099	$41,691	$33,051	$67,225
Auto Parts Business	8,708	10,442	15,957	19,150	29,996
Steel Manufacturing Business	(868)	1,218	(711)	349	(2,746)
Corporate expense	(9,589)	(10,296)	(11,100)	(19,885)	(21,663)
Intercompany eliminations	(216)	507	100	290	1,565
TOTAL	$17,987	$14,970	$45,937	$32,955	$74,377

(1) Excludes discontinued operations

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	February 29, 2012	November 30, 2011	February 28, 2011	February 29, 2012	February 28, 2011
Revenues	$886,612	$812,176	$721,842	$1,698,787	$1,396,946
Cost of goods sold	817,087	742,215	632,856	1,559,303	1,235,402
Selling, general and administrative	52,370	55,992	44,033	108,362	88,908
Income from joint ventures	(832)	(1,001)	(984)	(1,833)	(1,741)
Operating income	17,987	14,970	45,937	32,955	74,377
Other income (expense):
Interest income	72	163	234	234	289
Interest expense	(3,472)	(3,271)	(1,157)	(6,743)	(1,755)
Other income (expense), net	545	(556)	2,854	(11)	3,015
Total other income (expense)	(2,855)	(3,664)	1,931	(6,520)	1,549
Income from continuing operations before income taxes	15,132	11,306	47,868	26,435	75,926
Income tax expense	(4,767)	(3,561)	(15,745)	(8,328)	(24,909)
Income from continuing operations	10,365	7,745	32,123	18,107	51,017
Income from discontinued operations, net of tax	—	—	11	—	34
Net income	10,365	7,745	32,134	18,107	51,051
Net income attributable to noncontrolling interests	(735)	(727)	(1,309)	(1,462)	(2,432)
Net income attributable to SSI	$9,630	$7,018	$30,825	$16,645	$48,619
Basic: (2)
Income per share from continuing operations attributable to SSI (1)	$0.35	$0.26	$1.12	$0.61	$1.76
Income per share from discontinued operations	—	—	—	—	—
Net income per share attributable to SSI	$0.35	$0.26	$1.12	$0.61	$1.76
Diluted: (2)
Income per share from continuing operations attributable to SSI (1)	$0.35	$0.25	$1.10	$0.60	$1.74
Income per share from discontinued operations	—	—	—	—	—
Net income per share attributable to SSI	$0.35	$0.25	$1.10	$0.60	$1.74
Weighted average number of common shares:
Basic	27,509	27,451	27,627	27,480	27,595
Diluted	27,781	27,715	27,944	27,734	27,918
Dividends declared per common share	$0.017	$0.017	$0.017	$0.034	$0.034

(1) Excludes income attributable to noncontrolling interests
(2) Net income used in EPS calculation:
Income from continuing operations	$10,365	$7,745	$32,123	$18,107	$51,017
Net income attributable to noncontrolling interests	(735)	(727)	(1,309)	(1,462)	(2,432)
Income from continuing operations attributable to SSI	9,630	7,018	30,814	16,645	48,585
Income from discontinued operations, net of tax	—	—	11	—	34
Net income attributable to SSI	$9,630	$7,018	$30,825	$16,645	$48,619

SCHNITZER STEEL INDUSTRIES, INC.
SELECTED OPERATING STATISTICS
(Unaudited)

			Fiscal YTD					Fiscal YTD
	1Q12	2Q12	2012	1Q11	2Q11	3Q11	4Q11	2011
Metals Recycling Business
Ferrous Processing Selling Prices ($/LT) (1)
Steel Manufacturing Business	$429	$432	$430	$350	$408	$442	$435	$412
Other domestic	413	421	417	315	399	422	410	389
Exports	436	420	428	359	424	443	449	421
Average	$432	$421	$426	$353	$419	$440	$443	$416

Ferrous Processing Sales Volume (LT)
SMB	135,512	90,510	226,022	90,537	95,774	122,238	95,351	403,900
Domestic	183,938	206,632	390,570	161,301	144,250	199,818	183,502	688,871
Export	912,939	1,055,237	1,968,176	979,063	860,005	1,142,156	1,254,708	4,235,932
Total Processed	1,232,389	1,352,379	2,584,768	1,230,901	1,100,029	1,464,212	1,533,561	5,328,703

Nonferrous Average Price ($/LB) (1)	$1.00	$0.91	$0.95	$0.94	$1.04	$1.12	$1.08	$1.06

Nonferrous Sales Volume (LB, in 000s)	137,243	168,545	305,788	111,495	121,498	144,505	191,062	568,560

Steel Manufacturing Business
Sales Prices ($/NT) (1) (2)
Average	$722	$725	$724	$634	$687	$734	$721	$697

Sales Volume (NT) (2)
Rebar	62,487	51,141	113,628	63,668	51,569	45,494	61,411	222,142
Coiled Products	39,120	55,785	94,905	26,917	40,947	67,020	57,553	192,437
Merchant Bar and Other	5,030	5,097	10,127	7,071	6,322	5,811	5,290	24,494
Total	106,637	112,023	218,660	97,656	98,838	118,325	124,254	439,073

Rolling mill utilization	60%	54%	57%	48%	52%	68%	57%	56%

Auto Parts Business
Number of self-service locations at end of quarter	50	51	51	45	50	50	50	50
Car purchase volumes (000)	85	84	169	82	81	93	97	353

(1) Price information is shown after a reduction for the cost of freight incurred to deliver the product to the customer
(2) Excludes billet sales

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	February 29, 2012	August 31, 2011	February 28, 2011
Assets
Current assets:
Cash and cash equivalents	$51,720	$49,462	$48,245
Accounts receivable, net	210,083	229,975	161,015
Inventories, net	324,818	335,120	356,559
Other current assets	55,859	39,442	38,975
Total current assets	642,480	653,999	604,794

Property, plant and equipment, net	552,851	555,284	488,328

Goodwill and other assets	678,456	680,886	566,668

Total assets	$1,873,787	$1,890,169	$1,659,790

Liabilities and Equity
Current liabilities:
Short-term borrowings	$668	$643	$700
Other current liabilities	185,872	232,670	190,595
Total current liabilities	186,540	233,313	191,295

Long-term debt	412,891	403,287	320,112

Other long-term liabilities	136,057	133,280	111,235

Redeemable noncontrolling interest	21,176	19,053	—

Equity:
Total SSI shareholders' equity	1,111,307	1,094,712	1,031,629
Noncontrolling interests	5,816	6,524	5,519
Total equity	1,117,123	1,101,236	1,037,148
Total liabilities and shareholders' equity	$1,873,787	$1,890,169	$1,659,790

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled ferrous metal products in the United States with 57 operating facilities located in 14 states, Puerto Rico and Western Canada. The business has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company's integrated operating platform also includes its auto parts and steel manufacturing businesses. The Company's auto parts business sells used auto parts through its 51 self-service facilities located in 14 states and Western Canada. With an effective annual production capacity of approximately 800,000 tons, the Company's steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company commenced its 106th year of operations in fiscal 2012. Schnitzer was named Scrap Company of the Year by American Metals Market's 2011 Awards for Steel Excellence. The awards recognize advancements rooted in pioneering and implementing business improvements that have delivered real change to the steel industry.

Safe Harbor for Forward Looking Statements

This press release, particularly the Outlook sections, contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s outlook for the business and statements as to expected pricing, sales volumes, operating margins, tax rates and benefits of acquisitions and processing technologies. Such statements can generally be identified because they contain “expect,” “believe,” “anticipate,” “estimate” and other words that convey a similar meaning. One can also identify these statements as statements that do not relate strictly to historical or current facts. Examples of factors affecting the Company that could cause actual results to differ materially from current expectations include: potential environmental cleanup costs related to the Portland Harbor Superfund site; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; difficulties associated with acquisitions and integration of acquired businesses; the impact of goodwill impairment charges; the inability of customers to fulfill their contractual obligations; the impact of foreign currency fluctuations; potential limitations on our ability to access credit facilities; the impact of the consolidation in the steel industry; the impact of imports of foreign steel into the U.S.; inability to realize expected benefits from investments in technology; freight rates and availability of transportation; product liability claims; costs associated with compliance with environmental regulations; the adverse impact of climate change; inability to obtain or renew business licenses and permits; compliance with greenhouse gas emission regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate, as discussed in more detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. One should understand that it is not possible to predict or identify all factors that could cause actual results to differ from the Company’s forward-looking statements. Consequently, the reader should not consider any such list to be a complete statement of all potential risks or uncertainties. All forward-looking statements we make are based on information available to us at the time the statements are made and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations:
Alexandra Deignan, 646-278-9711
adeignan@schn.com
or
Media Relations:
Chip Terhune, 503-265-6370
cterhune@schn.com
or
Company Info:
www.schnitzersteel.com
ir@schn.com